UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 3, 2016

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition
On May 5, 2016, Emmis Communications Corporation (the “Company”) issued a press release discussing its results of operations and financial condition as of and for the fiscal year ended February 29, 2016.

A copy of the press release is attached as Exhibit 99.1 and incorporated in this item by reference. The information in Item 2.02 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On May 3, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Emmis Communications Corporation (the “Company”) adopted a new bonus plan for the fiscal year ending February 28, 2017. Under the plan, two thirds of bonuses paid to our executive officers will be based on the attainment of specified performance goals as set forth in the plan, and the remainder will be paid in the discretion of the Committee. The performance goals for our radio and publishing divisions and the entire company are based on EBITDA (as defined in the bonus plan), and the performance goals for our Digonex and TagStation businesses are based upon a combination of customer growth, attaining budget and revenue. Payment of bonuses under these performance goals is also dependent upon our attainment of a leverage ratio under our credit agreement at the end of fiscal 2017 of not more than five to one. After the end of the fiscal year, the Committee will determine whether the pre-established annual performance goals were achieved. Additionally, each participant in the plan may be awarded a bonus at the end of the fiscal year in the Committee’s discretion. This discretionary bonus is targeted at one third of the participant’s bonus potential, and the committee retains discretion to award more or less than that amount. No discretionary bonuses will be paid under the plan if the total Company EBITDA goal is attained at less than seventy-five percent. Bonuses may be paid in shares of the Company’s Class A Common Stock or in cash, in the Committee’s discretion. The plan is generally designed to comply with Internal Revenue Code Section 162(m) to maximize the tax deductibility of any bonuses paid under the plan. As such, the plan is administered under the Company’s 2016 Equity Compensation Plan, which plan will be submitted to shareholders for their approval at our next annual meeting of shareholders.

Note to this Form 8-K: Certain statements included in this report which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will” or “look” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•general economic and business conditions;
•fluctuations in the demand for advertising and demand for different types of advertising media;
•our ability to service our outstanding debt;
•competition from new or different media and technologies;
•loss of key personnel;
•increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;
•our ability to attract and secure programming, on-air talent, writers and photographers;
•inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•increases in the costs of programming, including on-air talent;
•fluctuations in the market price of publicly traded or other securities;
•new or changing regulations of the Federal Communications Commission or other governmental agencies;
•enforcement of rules and regulations of governmental and other entities to which the Company is subject;
•changes in radio audience measurement methodologies;
•war, terrorist acts or political instability; and
•other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
(c)     Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 5, 2016

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: May 5, 2016
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary